Silver Star Properties REIT, Inc.,

    Plaintiff,

v.

Allen R. Hartman, individually and as Trustee for the Hartman Family Protection Trust; Lisa Hartman, individually and as Trustee for the Hartman Family Protection Trust; Margaret Hartman; Hartman vREIT XXI, Inc.; and Hartman XX Holdings, Inc.

    Defendants.
NO. _________ § § § § § § § § § § § § § § § §	IN THE DISTRICT COURT OF HARRIS COUNTY, TEXAS ______ JUDICIAL DISTRICT

ORIGINAL PETITION

Although he was the original founder and previous-CEO of Plaintiff Hartman Short Term Income Properties XX, Inc. (“XX”), which has since changed its name to Silver Star Properties REIT, Inc. (“Silver Star”),1 Defendant Allen Hartman has engaged in a pattern and practice of manipulation, self-dealing, and fraud, elevating his interests and the interests of his family and co-conspirators over the company’s stability and other shareholders.
He spent his time and money on political endeavors (including travelling to the Capitol for the January 6 riots and supporting Michael Flynn’s challenges to the 2020 Presidential election) and faith-based endeavors, instead of his company responsibilities. SEC filings of financial statements were routinely delinquent, and demonstrated a lack of liquidity for shareholders. Moreover, he was involved in developing succession plans for young, inexperienced family members, destroying morale of seasoned long-term executives at the company and leading to high executive turnover. And, he manipulated company debts and assets
1 Silver Star filed an amendment with the Maryland Secretary of State to change its name from “XX” to “Silver Star” on December 20, 2022, after Mr. Hartman’s removal as CEO in mid-October 2022.

to secure large dividend payments as the company’s largest shareholder (along with his family and family trust).
After years of languishing under Mr. Hartman’s ineffective and manipulative management and self-dealing, three independent Board members united to understand what was going on inside Silver Star. They grew concerned over Mr. Hartman’s lack of attention to the company, and in mid-2022 became concerned about Mr. Hartman’s internal guidance to the Board, in particular. Because of this, the independent Board members started delving deeper into Mr. Hartman’s management and discovered shortfalls in cash coverage for dividends, capital-raising issues, and overextended and grossly misallocated company resources; and that Mr. Hartman had directed borrowing cash from another company to subsidize the cash shortfalls.
Shortly thereafter, Mr. Hartman was removed as CEO, and the independent Board members realigned Silver Star’s management structure and focused on strategic plans recommended by the management team. The management team and Board determined that it would be advantageous to sell Silver Star’s legacy commercial assets, with office and other properties being out of favor, and pivot into self-storage. Along with that strategic proposal, the company’s name changed from XX to Silver Star.
The Board and Silver Star management attempted to negotiate an orderly and fair separation between Silver Star and Mr. Hartman and his affiliates, with the expectation that Mr. Hartman would take Hartman vREIT XXI, Inc. (“XXI”) and go his own way. While they entered into a preliminary Separation Agreement with Mr. Hartman and XXI (Exhibit 1), a full negotiated separation ultimately was not possible. When Mr. Hartman realized he could not negotiate to extract more than his and his family’s fair share of Silver Star to the detriment of Silver Star and its other shareholders, he and his co-conspirators began doing everything in their power to gain leverage, including by abusing the legal process and filing illegal lis pendens and claiming erroneous interest in title with respect to assets that were being sold by Silver Star to refinance a $259 million loan, knowing full well he had no interest in those properties. A Silver Star subsidiary was forced into bankruptcy as a result. And Mr. Hartman has since admitted, in a stipulated judgment entered in an adversary action in the bankruptcy, that he and XXI “do[] not possess any interest in [Silver Star’s] real property.” See Nov. 27, 2023 Stipulated Final Judgment, Hartman SPE, LLC v. Hartman vReit XXI, Inc., Adv. No. 23-50588, in the United States Bankruptcy Court for the District of Delaware, at 3, attached as Exhibit 2.
Mr. Hartman’s fraud and breaches of fiduciary duty, along with those of his co-conspirators and agents, have caused, and continue to cause, significant harm to Silver Star, including, but not limited to, increased debt, decreased assets, diminished property values, increased fees and deposits in transacting Silver Star’s business, costs associated with investigations and assessments of Mr. Hartman’s and Mr. Hartman’s agents’ actions, and legal fees to protect Silver Star’s interests and properties. Silver Star brings this suit seeking relief and damages for the significant injury Mr. Hartman and his co-conspirators have caused the company.
I.    DISCOVERY PLAN
Pursuant to Rule 190 of the Texas Rules of Civil Procedure, Silver Star intends to conduct discovery pursuant to a Level 2 discovery plan.
II.    THE PARTIES
1.Plaintiff Silver Star f/k/a XX is a Maryland corporation with its principal place of business in Houston, Texas.

2.Defendant Allen R. Hartman, sued individually and in his capacity as Trustee of the Hartman Family Protection Trust (“Hartman Trust”), is a citizen of Texas who resides in Harris County. He is the founder and former CEO of Silver Star, and a current member of Silver Star’s board of directors. Hartman Trust is a trust located in Nevada.
3.Defendant Lisa Hartman, sued individually and in her capacity as Trustee of the Hartman Trust, is a citizen of Texas who resides in Harris County. Lisa Hartman is the wife of Defendant Mr. Hartman. Hartman Trust is a trust located in Nevada.
4.Defendant Margaret Hartman is a citizen of Texas who resides in Harris County. Margaret Hartman is the daughter of Allen and Lisa Hartman. Margaret Hartman is a former employee of Silver Star, and operated as a de facto executive running unsuccessful equity-raising endeavors for the company, despite limited experience in the field. Margaret Hartman is a current employee of Defendant XXI.
5.Defendant XXI is a Maryland corporation with its principal place of business in Texas. XXI is effectively controlled by Defendant Mr. Hartman, who is its Executive Chairman, CEO, and interim CFO.
6.Defendant Hartman XX Holdings, Inc. (“XX Holdings”), is a Texas corporation with its principal place of business in Texas. XX Holdings is effectively controlled by Defendant Mr. Hartman, who is its CEO and Executive Chairman.
III.    JURISDICTION AND VENUE
7.The Court has jurisdiction over each party to this suit and the subject matter of the case. The amount in controversy exceeds the minimum jurisdictional limits of this Court.

8.Venue for this case is proper in Harris County, Texas pursuant to Section 15.002(a)(1) of the Texas Civil Practice and Remedies Code, because all or a substantial portion of the events or omissions giving rise to the claims occurred in Harris County, Texas.
9.Alternatively, venue for this case is proper in Harris County, Texas pursuant to Section 15.002(a)(2) of the Texas Civil Practice and Remedies Code, as Harris County is the county of Defendants’ Allen, Lisa, and Margaret Hartman’s principal residences.
10.The Court has proper venue over the remaining defendants under Section 15.005 of the Texas Civil Practice and Remedies Code, as all of Silver Star’s claims arise out of the same transaction, occurrence, or series of transactions or occurrences.
IV.    FACTUAL BACKGROUND

1.Silver Star Operations and Affiliates
11.Plaintiff Silver Star (formerly known as XX until approximately December 2022) is a Maryland corporation which was formed on February 5, 2009 to acquire and invest in income-producing commercial real estate properties, including office buildings, retail shopping centers and flex and industrial properties. Silver Star previously made investments in real estate assets located in the United States, with a strategic focus on real estate properties located in Houston, Dallas, and San Antonio, Texas. Recently, Silver Star began an initiative to pivot away from office, retail, and light industrial assets, and reposition its portfolio into the self-storage asset class. Silver Star elected to be treated as a real estate investment trust, or REIT, beginning with the taxable year ending December 31, 2011.

12.Silver Star owns substantially all its assets and conducts its operations through Hartman XX Limited Partnership (“Silver Star Operating Partnership”), a Texas limited partnership,2 and Hartman SPE, LLC (“SPE”), a Delaware special purpose entity.
13.Silver Star formed SPE in July 2018 with affiliates Hartman Income REIT, Inc. (“HIREIT”),3 Hartman Short Term Income Properties XIX, Inc. (“XIX”),4 and Defendant XXI, for the purpose of entering into a term loan for $259 million (“$259M SPE Loan”). The affiliates contributed a total of 39 commercial real estate properties to SPE at that time. As of September 2023, SPE owned title to 35 parcels of commercial real estate in Texas, with an estimated portfolio value of over $400 million. Today, Silver Star owns a 97.53% interest in SPE,5 and its wholly-owned subsidiary, Hartman SPE Management, LLC, is the sole manager of SPE. XXI has a 2.47% interest in SPE.
14.Prior to July 1, 2020, Hartman Advisors LLC (“Advisors”) was responsible for managing Silver Star’s day-to-day affairs, and for identifying and making acquisitions and investments pursuant to an advisory agreement, and Hartman Income REIT Management, Inc. (“Property Manager”), then wholly-owned by HIREIT, managed Silver Star’s properties.
15.On July 1, 2020, Silver Star merged with HIREIT (and its operating partnership) and XIX pursuant to two separate merger agreements. Silver Star also acquired a 70% interest in Advisors that same date. Prior to July 1, 2020, Mr. Hartman separately owned that 70% interest. With those mergers and that acquisition, Silver Star became a self-advised and self-managed REIT. An organization chart reflecting these relationships after July 1, 2020 is attached as Exhibit 3.
2 Silver Star’s wholly-owned subsidiary, Hartman XX REIT GP LLC, is the sole general partner of Silver Star Operating Partnership.
3 HIREIT, and its operating partnership, merged with Silver Star pursuant to a Merger Agreement, effective July 1, 2020.
4 XIX merged with Silver Star pursuant to a Merger Agreement, effective July 1, 2020.
5 This interest is held by Hartman XX Limited Partnership, a wholly-owned subsidiary of Silver Star.

2.Silver Star Ownership
16.As of September 30, 2023, Silver Star had approximately 34,894,496 shares of common stock outstanding owned by approximately 4,451 stockholders. See Silver Star Schedule 13D/A, dated November 22, 2023, attached as Exhibit 4. Defendants and Hartman-affiliates own approximately 15.08% of the shares of Silver Star. See id.; see also Initial Statement of Beneficial Ownership of Securities, dated November 29, 2023, attached as Exhibit 5.
17.Defendants Allen Hartman and Lisa Hartman each own approximately 8.06% of the shares of Silver Star as Trustees of Hartman Trust, and individually own an additional 1.73% and 0.01% of the shares of Silver Star, respectively.6 Defendant XXI owns approximately 3.43% of the shares of Silver Star. XXI is effectively controlled by Defendant Mr. Hartman, who is its present Executive Chairman, CEO, and interim CFO.
18.Defendant XX Holdings owns 0.05% of the shares of Silver Star. Mr. Hartman, as CEO and Executive Chairman of XX Holdings, has sole voting and investment discretion with respect to the shares held by XX Holdings.
19.Defendant Margaret Hartman owns an additional 1.26% of the shares of Silver Star.
20.Allen and Lisa Hartman’s daughters Charlotte Hartman and Victoria Hartman Massey each own 0.26% of the shares of Silver Star.
21.Upon information and belief, Mr. Hartman is the beneficial owner of all Silver Star stock held under his name, Lisa Hartman’s name, the Hartman Trust, his daughter’s names, XXI, and XX Holdings.
6 Mr. and Mrs. Hartman are co-trustees of the Hartman Trust and, by virtue of such positions, share voting and investment discretion with respect to the shares held by Hartman Trust.

3.Mr. Hartman’s Self-Dealings and Misuse of Company Resources as Silver Star CEO

22.Defendant Mr. Hartman served as XX’s (now Silver Star’s7) CEO and Chairman of the Board from its inception in February 2009 until his removal as CEO in October 2022.
23.As CEO, Mr. Hartman neglected and breached his fiduciary duties by diverting his energy, attention, and resources from company activities to his personal right-wing political and religious endeavors.
24.This impacted the company and its employees. SEC filings of financial statements were routinely delinquent, and demonstrated a lack of liquidity for shareholders.
25.Employees were routinely asked to meet or be available outside of normal business hours to accommodate Mr. Hartman’s schedule. Indeed, there was significant employee turnover at Silver Star under Mr. Hartman’s leadership.
26.Moreover, Mr. Hartman was developing succession plans for young, inexperienced family members, including Margaret Hartman, who was less than five years out of college at the time she was appointed the head of a capital campaign tasked with a team and a $2 million annual budget by her father, thereby destroying morale for seasoned long-term executives and leading to high executive-level turnover.
27.During his tenure at Silver Star, Mr. Hartman repeatedly claimed to investors that he chose to forego his salaries from Silver Star in an attempt to show his interests were aligned with theirs. What he failed to mention, however, is that he sought and received large equity stakes in Silver Star (as with the other companies he ran), and established distributions that outpaced the company’s abilities by manipulating accounts payable and intercompany loans. This allowed Mr. Hartman and his family to receive large monthly distributions of funds in lieu
7 For simplicity, below we refer to XX as Silver Star, its present name, even though it would have been known as XX when Mr. Hartman was CEO.

of his salary. From the company’s inception in 2009 until dividend payments were halted in July 2022, Silver Star paid aggregate distributions of approximately $105.66 million.
28.At the same time Mr. Hartman was CEO and Chairman of Silver Star from 2009 to October 2022, he was President, CEO and/or Executive Chairman of: (1) Advisors, Silver Star’s outside advisor responsible for its day-to-day affairs until July 1, 2020; (2) Property Manager, Silver Star’s outside property manager that managed Silver Star’s properties until July 1, 2020; and (3) XXI.
29.Due to his positions, Mr. Hartman maintained tight control over Silver Star and its operations, and effectively was on all sides of many transactions for Silver Star. Upon information and belief, Mr. Hartman profited by self-dealing between these companies, while concealing the impact of these deals to other Silver Star Board members and investors.
30.For example, both Advisors and Property Manager, run by Mr. Hartman separately from Silver Star to advise Silver Star and manage its properties prior to July 2020, were compensated for their services to Silver Star. Upon information and belief, this benefitted Mr. Hartman.
31.Additionally, upon information and belief, in 2019, Mr. Hartman facilitated a loan from XXI to Silver Star for $10 million under an unsecured promissory note payable to XXI, and provided another $7.168 million in purported advances from XXI to Silver Star thereafter. Upon information and belief, Mr. Hartman had directed the borrowing of cash from XXI to subsidize Silver Star through shortfalls in cash. Moreover, Mr. Hartman used those funds to bolster Silver Star’s financial statements and support monthly dividend payments to shareholders (the largest of which were Mr. Hartman and his affiliates). This dramatically expanded the conflict-of-interest problems with Hartman-related entities because XXI was directly related to Silver Star.

To make matters worse, these borrowings were not approved by the Silver Star Board and, upon information and belief, were in violation of XXI’s charter.
32.Upon information and belief, Mr. Hartman and his family regularly diverted company resources to their own benefit.
33.Upon information and belief, Mr. Hartman misused Silver Star resources to establish the Hartman Trust, which thereafter occupied space in Silver Star’s offices and used its resources and employees without compensation or reimbursement.
34.Mr. Hartman also used Silver Star employees for the benefit of his personal residence, requiring them to protest assessed values of that residence for tax purposes and make improvements or repairs to that residence.
4.Mr. Hartman Jeopardized a $259M SPE Loan That He Secured as CEO

35.On or about October 1, 2018, under the direction of Mr. Hartman, SPE8 closed on a term loan with Goldman Sachs Mortgage as lender in the principal amount of $259 million. The $259M SPE Loan was secured by, among other things, first mortgages, deeds of trust, and similar interests on the 39 parcels owned by SPE at that time.9
36.The $259M SPE Loan had an initial maturity date of October 9, 2020, with three one-year extension options.
37.Upon information and belief, Mr. Hartman thwarted several efforts to refinance the loan. In mid-2021, outside advisor Jones Lang LaSalle (“JLL”) was retained to help refinance the $259M SPE Loan. Mr. Hartman complicated the refinancing process by attempting
8 As noted above, Silver Star formed SPE in July 2018 with XXI and two affiliates that are now wholly-owned by Silver Star for the purpose of entering into the $259M SPE Loan. The affiliates contributed a total of 39 commercial real estate properties to SPE at that time. As of September 2023, SPE owned title to 35 parcels of commercial real estate in Texas, with an estimated portfolio value of over $400 million.
9 As of September 2023, four parcels had been sold since the execution of the $259M SPE Loan.

to refinance other loans at the same time and delayed move outs and occupancy of the at-issue properties. He then terminated JLL in or about March 2022.
38.In or about July 2022, Goldman Sachs issued a letter stating they would no longer service the $259M SPE Loan.
39.On October 9, 2022, SPE exercised the third and final one-year maturity date extension, which extended the loan’s maturity date to October 9, 2023.
40.On or about October 19, 2022, SPE received a notice of Event of Default under the $259M SPE Loan. The notice alleged that Mr. Hartman failed to comply with the $259M SPE Loan’s insurance requirements relating to a single property, which has since been sold. While the Event of Default was waived so that the final one-year extension to the $259M SPE Loan could be exercised, it triggered cash management provisions, in effect since November 2022, that restricted SPE’s access to tenant receipts from the secured properties and hamstrung further capital management.
41.As of September 13, 2023, the $259M SPE Loan had an outstanding balance of approximately $217 million.
5.Silver Star’s Discovery of Mr. Hartman’s Breaches of Fiduciary Duty and Separation from Mr. Hartman

42.By mid-2022, Silver Star’s Board became concerned about Mr. Hartman’s apparent inattention to Silver Star company matters, late SEC filings, cash shortfalls, executive level turnover, inconsistent internal guidance Mr. Hartman gave the Board, and evasive comments about Mr. Hartman’s attention to the company.
43.The Board held a meeting on or about July 8, 2022 and asked Mr. Hartman a number of tough questions about the $259M SPE Loan and his management of Silver Star. Dissatisfied with Mr. Hartman’s responses to their questions, the independent Board members immediately voted to stop dividend payments. They further voted to hire an outside advisor to assess the company and Mr. Hartman’s management of the company. Thereafter, outside advisor Raymond James was hired as an advisor to the company.
44.The independent Board member’s investigation of Silver Star revealed mismanagement and self-dealing by Mr. Hartman as CEO of Silver Star, including that:
a.Mr. Hartman had taken a dividend advance to which he was not entitled.
b.Mr. Hartman has misled the other members of the Board about Silver Star’s performance.
c.Mr. Hartman had failed to deliver shareholder liquidity that he had promised for years.
d.Mr. Hartman had maintained and expanded his conflicts of interests, for example, by directing substantial transactions with affiliates without disclosure to the Board, investors, and often without proper structure and/or documentation.
e.Mr. Hartman had incurred debts on Silver Star’s behalf exceeding $322 million, including over $17 million from XXI that was not approved by the Board and, upon information and belief, was in violation of XXI’s charter.
f.Mr. Hartman failed to remedy excessive employee turnover, including at the executive level.
g.Mr. Hartman failed to remedy excessive tenant turnover.
h. Mr. Hartman paid dividends, of which he and his affiliates were some of the largest recipients, that exceeded funds from operations.
i.Mr. Hartman failed to pay vendors, and delinquent accounts payable were rapidly increasing.
j.Mr. Hartman failed to help Silver Star refinance the $259M SPE Loan, despite Silver Star working diligently to do so for over nine months.
k.Mr. Hartman ballooned Silver Star’s personnel to include approximately 185 employees, many of whom were his friends, family members, or associates.
l.In particular, Mr. Hartman positioned his daughter, Margaret Hartman, in a de facto executive role.
m.Upon information and belief, Mr. Hartman gave Margaret Hartman approximately $2 million in company funds annually for ostensible equity raising activities. Resources were overextended and grossly misallocated, and these equity raising activities resulted in minimal funds to Silver Star.
n.Mr. Hartman pursued development and acquisition activities despite having inadequate access to capital.
o.Mr. Hartman committed all income producing assets as collateral for debts, making Silver Star’s balance sheet rigid.
p.Mr. Hartman failed to timely file annual or quarterly financial statements on at least eleven occasions.
q.Despite all this, Mr. Hartman focused his time on personal activities outside of Silver Star.
45.As a result of these efforts, the independent Board members began to take corrective actions.
46.These Board members followed Raymond James’ recommendation to reduce general and administrative expenses and attempt to obtain bridge financing to replace the $259M SPE Loan, which had a looming maturity date on the horizon. Yet, Mr. Hartman turned down the idea of bridge financing purportedly because it was too expensive.
47.Adding to this situation, Silver Star’s bankers told the Board members that Silver Star would not be able to raise capital with Mr. Hartman at the helm. The Board formed an Executive Committee of the Board made up of independent Board members to enable more effective governance on October 14, 2022, and removed Mr. Hartman as CEO effective October 15, 2022.
48.The Executive Committee further demanded Mr. Hartman return an improper dividend advance.
49.The Executive Committee then performed a strategic review process to identify, examine, and consider a range of strategic alternatives available to Silver Star. Through that process, they proposed plans to reposition Silver Star’s assets into the self-storage asset class and away from office, retail, and light industrial assets, as office and other properties had grown out of favor. This process required liquidating Silver Star’s portfolio of properties and would facilitate a substantial pay down of the $259M SPE Loan. On April 6, 2023, the Executive Committee approved these plans.
50.The company further made efforts to extricate its dealings with Mr. Hartman and worked to negotiate a separation agreement with him over several months. On or about January 9, 2023, XXI and Silver Star executed a Separation Agreement to separate Mr. Hartman’s interests from those of Silver Star. See Exhibit 1. This Separation Agreement provided, inter alia, that the $10 million promissory note (with approximately $17 million then owing) made between Silver Star in favor of XXI “shall be satisfied and such debt extinguished between the parties and no principal or interest shall be due any Party.” Id. § 6. It also provided that the parties would “cooperate and negotiate in good faith to resolve any additional matters and to affect an orderly transition on a commercially reasonable basis to wholly separate companies[.]” Id. § 9.
51.The idea behind these negotiations was for Mr. Hartman to take XXI and go his own way, for Mr. Hartman to build a company, and Silver Star to move into the self-storage arena and do the same thing, unentangled from Mr. Hartman.
52.Unfortunately negotiations for a full separation fell apart when Mr. Hartman discovered that he would not be able to extract a higher value for his and his affiliates’ Silver Star shares than they were entitled. Silver Star executives and the Executive Committee simply would not allow a deal that greatly disadvantaged Silver Star’s other shareholders. Upon information and belief, Lisa Hartman and Margaret Hartman were involved in these negotiations at various junctures.

53.On approximately March 10, 2023, the Executive Committee removed Mr. Hartman as Executive Chairman of the Board. Mr. Hartman remains on the Board as a director, as his removal requires a shareholder vote.
6.Mr. Hartman and His Conspirators’ Fraudulent Litigation and Lis Pendens Actions

54.Dissatisfied with his removal as Executive Chairman and the failure to negotiate an overly-favorable separation from Silver Star, on March 20, 2023, Mr. Hartman and companies in his control (including XXI) filed an Original Petition in the District Court of Harris County, Texas in Cause No. 2023-17944, accusing Silver Star of breaching its contractual obligations to him and his companies inter alia.
55.Further incensed by Silver Star’s disclosure of Mr. Hartman’s breaches of fiduciary duty in Silver Star’s 2022 Annual Report filed May 26, 2023, Mr. Hartman amended his petition on July 7, 2023, and then again on July 18, 2023, to bring additional claims against Silver Star. The second amended petition brought frivolous claims that Mr. Hartman (and his controlled entities) owned an interest in property owned by Silver Star subsidiary SPE. Specifically, Hartman wrongfully claimed that by virtue of XXI’s 2.47% membership interest in SPE, XXI owned an undivided interest in the properties. Further harming Silver Star and SPE, XXI filed lis pendens under Section 12.007 of the Texas Property Code against eight properties (the “Lis Pendens Properties”), knowing that Silver Star was attempting to sell these properties to refinance the $259M SPE Loan that was coming due. A compilation of these lis pendens are attached as Exhibit 6. Silver Star informed Mr. Hartman and his attorney that XXI had no interest in the properties as a matter of law via filings in the litigation and a letter dated August 17, 2023, attached as Exhibit 7. Nevertheless, Mr. Hartman refused to remove the lis pendens or drop his baseless claims of interest, knowing that these actions would cause significant harm to

Silver Star and its business. All the while, Mr. Hartman continued to attempt to negotiate to extract more money and property from Silver Star than he, his family, and/or his affiliates were entitled.
56.Mr. Hartman and his agents, through the leverage created by their actions, attempted to coerce Silver Star into paying Defendants and Hartman-affiliates a significant premium for their interests in Silver Star and its related entities. As a result of such actions by Mr. Hartman and his agents, on September 13, 2023, SPE was forced to file a voluntary Chapter 11 Bankruptcy Petition in the Delaware, Case Number 1:23-bk-11452. An adversarial complaint was also filed to lift the cloud on the titles of the Properties placed by XXI.
57.In a stipulated judgment entered in these proceedings, Mr. Hartman admitted that he “does not possess any interest in [Silver Star’s] real property.” See Exhibit 2, Nov. 27, 2023 Stipulated Final Judgment, Hartman SPE, LLC v. Hartman vReit XXI, Inc., Adv. No. 23-50588, in the United States Bankruptcy Court for the District of Delaware, at 3.
58.Despite temporary bankruptcy relief, the Defendants’ breaches of fiduciary duty and fraudulent actions have injured Silver Star and resulted in significant damages, including, but not limited to, increased debt, decreased assets, diminished property values, increased fees and deposits in transacting Silver Star’s business, interest costs, lost revenue, costs associated with investigations and assessments of Mr. Hartman’s and Mr. Hartman’s agents’ actions, and legal fees to protect Silver Star’s interests and properties. For example, incomplete initial assessments show a loss in property value of more than $36.5 million. Further, Mr. Hartman and his agents have caused in excess of approximately $4.8 million in interest costs to Silver Star—a number that continues to grow. Initial assessments estimate these damages to be more than $50 million.

59.As further evidence of his bad faith refusal to cede control of Silver Star, Mr. Hartman and his attorney claimed that they attempted to solicit proxy statements from stockholders to remove the current members of the board and replace them with directors supportive of Mr. Hartman. In the course of such conduct, Mr. Hartman and/or his attorney told Silver Star that they made statements and omissions to stockholders regarding the value of Silver Star’s stock and compensation paid to Executive Committee members, statements that Silver Star believes to be false and misleading. Mr. Hartman also failed to file required documents with the SEC. On October 6, 2023, Silver Star sued XXI and Allen and Lisa Hartman in the United States District Court of Maryland in Case No. 1:23-cv-02720 seeking injunctive relief to prohibit these actions and damages.
60.On November 29, 2023, counsel for Silver Star sent a demand letter to Mr. Hartman, the Hartman Trust, and Margaret Hartman, attached as Exhibit 8, summarizing the facts previously stated and demanding Mr. Hartman and his agents cease their continued interference with Silver Star’s business.
V.    CAUSES OF ACTION

Count I: Fraud
61.Silver Star re-alleges and incorporates by reference paragraphs 1-60 above.
62.Defendant Mr. Hartman represented to Texas courts and government officials that he and/or XXI owned interests in the Lis Pendens Properties.
63.Upon information and belief, at the time Defendant Mr. Hartman made these representations, he knew the representations were false. Alternatively, Defendant Mr. Hartman made these representations recklessly, as a positive assertion, and without knowledge of the truth of those representations.

64.Defendant Mr. Hartman made these representations with the intent that these Texas courts and government officials rely upon them, and with the intent to place a cloud on the Lis Pendens Properties jeopardizing their sale and/or refinancing of the $259M SPE Loan they secured.
65.These representations were factual in nature, material to the placement of the lis pendens on the Lis Pendens Properties, and false.
66.These Texas courts and government officials reasonably relied on these representations and did in fact enter the lis pendens actions on the Lis Pendens Properties.
67.Silver Star has been damaged by Mr. Hartman’s representations in an amount to be determined at trial.
68.Plaintiff seeks damages within the jurisdictional limits of this Court.
69.Exemplary damages. Plaintiff’s injuries resulted from Defendants’ actual fraud, gross negligence, or malice, which entitles Plaintiff to exemplary damages under Texas Civil Practice & Remedies Code section 41.003(a).
Count II: Fraud in Real Estate and Stock Transactions (Tex. Bus. & Com. Code § 27.01)

70.Silver Star re-alleges and incorporates by reference paragraphs 1-60 above.
71.Defendant Mr. Hartman made false representations of material fact to Texas courts and other Texas officials regarding the ownership of himself and/or XXI in the Properties to induce them to enter the lis pendens actions, upon which Texas courts and officials reasonably relied.
72.These false representations were made with actual awareness of their falsity.
73.Mr. Hartman’s actions have proximately caused damage to Silver Star in an amount to be determined at trial.
74.Plaintiff seeks damages within the jurisdictional limits of this Court.

75.Silver Star seeks actual damages, exemplary damages, attorneys’ fees, expert fees, and costs related to these actions.
76.Exemplary damages. Defendant Mr. Hartman made these false representations with actual awareness of the falsity thereof, failed to disclose the falsity of the representation to Texas courts and other Texas officials and/or Silver Star, and benefitted from the false representation, which entitles Plaintiff to exemplary damages under Texas Business & Commercial Code section 27.01(d). Alternatively, Plaintiff’s injuries resulted from Defendants’ actual fraud, gross negligence, or malice, which entitles Plaintiff to exemplary damages under Texas Civil Practice & Remedies Code section 41.003(a).
Count III: Civil Conspiracy To Commit Fraud
77.Silver Star re-alleges and incorporates by reference paragraphs 1-76 above.
78.Defendants Allen and Lisa Hartman, individually and as Trustees for Hartman Trust, Margaret Hartman, XXI, XX Holdings, and others conspired together to delay or prohibit the sale of the Lis Pendens Properties by falsely placing lis pendens actions on the properties.
79.Defendants Allen and Lisa Hartman, individually and as Trustees for Hartman Trust, Margaret Hartman, XXI, XX Holdings, and others agreed on the objective and/or course of action to delay the sale of the Lis Pendens Properties.
80.By filing lis pendens on the Lis Pendens Properties, the Defendants made unlawful, overt acts in support of the conspiracy.
81.Silver Star has been proximately damaged as result of the lis pendens actions in an amount to be determined at trial.

82.Exemplary damages. Plaintiff’s injuries resulted from Defendants’ actual fraud, gross negligence, or malice, which entitles Plaintiff to exemplary damages under Texas Civil Practice & Remedies Code section 41.003(a).
Count IV: Slander of Title
83.Silver Star re-alleges and incorporates by reference paragraphs 1-82 above.
84.Silver Star subsidiary SPE possessed and continues to possess an interest in the Lis Pendens Properties.
85.Defendant Mr. Hartman represented to Texas courts and government officials, orally or in writing, that he and/or XXI owned interests in the Lis Pendens Properties.
86.Upon information and belief, at the time Defendant Mr. Hartman made these representations, he knew the representations were false. Alternatively, Defendant Mr. Hartman made these representations recklessly, as a positive assertion, and without knowledge of the truth of those representations. Alternatively, Defendant Mr. Hartman made these false representations without reasonable cause regarding title, with neither color of title nor a reasonable belief that he had title.
87.Defendant Mr. Hartman made these representations with the intent that these Texas courts and government officials rely upon them.
88.These representations were material and false.
89.These Texas courts and government officials reasonably relied on these representations and did in fact enter the lis pendens actions on the Lis Pendens Properties, resulting in the publication of these false statements about the title to the Lis Pendens Properties.

90.These lis pendens delayed the sale of the Lis Pendens Properties, decreased the value of these properties, and increased costs associated with holding and selling properties, inter alia.
91.Silver Star has been damaged by Mr. Hartman’s representations in an amount to be determined at trial.
92.Exemplary damages. Plaintiff’s injuries resulted from Defendants’ actual fraud, gross negligence, or malice, which entitles Plaintiff to exemplary damages under Texas Civil Practice & Remedies Code section 41.003(a).
Count V: Tortious Interference
93.Silver Star re-alleges and incorporates by reference paragraphs 1-60 above.
94.The $259M SPE Loan was a valid contract existing between Silver Star and Goldman Sachs Mortgage.
95.Defendant Mr. Hartman was instrumental in securing the $259M SPE Loan, and knew of agreements to sell certain of SPE’s properties to refinance the loan as it came due in October 2023.
96.Upon information and belief, Mr. Hartman willfully and intentionally prevented the refinancing of the $259M SPE Loan on several occasions.
97.Further, Mr. Hartman and his agents willfully and intentionally filed lis pendens, knowing they had no property interest in the at-issue properties, and placed cloud on their titles to encumber those properties and prevent their sale and the refinancing of the $259M SPE Loan.
98.These acts were a proximate cause of harm to Silver Star.
99.Silver Star has been damaged by Mr. Hartman’s representations in an amount to be determined at trial.

Count VI: Fraud by Nondisclosure
100.Silver Star re-alleges and incorporates by reference paragraphs 1-60 above.
101.Defendant Mr. Hartman deliberately concealed and/or failed to disclose key information regarding Plaintiff Silver Star and its performance and his self-dealing as CEO.
102.Defendant Mr. Hartman had a duty to disclose the information to Plaintiff because Mr. Hartman had a fiduciary relationship with Plaintiff.
103.The information was material because it impacted decisions regarding debt and dividend payments made by Plaintiff to its shareholders, which were not apparent to Plaintiff’s Board because of Mr. Hartman’s nondisclosure.
104.Defendant Mr. Hartman knew Plaintiff was ignorant of the information and did not have an equal opportunity to discover the truth, in part because Mr. Hartman concealed that information from disinterested executives and Board members.
105.Defendant Mr. Hartman deliberately remained silent and did not disclose the information to Plaintiff. He did not inform the Board of his self-dealings and extensive debt, nor did he disclose the backlog in Plaintiff’s accounts payable or issues with Plaintiff’s cash flow.
106.By deliberately remaining silent, Defendant Mr. Hartman intended for Plaintiff to act without the information. Mr. Hartman deliberately remained silent so that large dividend payments would continue to be paid to him and his affiliates.
107.Plaintiff reasonably and justifiably relied on Defendant Mr. Hartman’s deliberate silence.
108.By deliberately remaining silent, Defendant Mr. Hartman proximately caused injury to Plaintiff, which resulted in damages in an amount to be determined at trial.
109.Plaintiff seeks damages within the jurisdictional limits of this Court.

110.Exemplary damages. Plaintiff’s injuries resulted from Defendants’ actual fraud, gross negligence, or malice, which entitles Plaintiff to exemplary damages under Texas Civil Practice & Remedies Code section 41.003(a).
Count VII: Negligent Misrepresentation
111.Silver Star re-alleges and incorporates by reference paragraphs 1-60 above.
112.Defendant Mr. Hartman made representations to the Board of Silver Star regarding Silver Star’s performance, that he was working to reduce the amount Silver Star’s outstanding accounts payable, that he was working to reduce employee and tenant turnover, reduce Silver Star’s debt, would increase shareholder liquidity, and would refinance the $259M SPE Loan.
113.These representations were made within the scope of Defendant Mr. Hartman’s business as CEO and Board member of Silver Star. Alternatively, these representations were made within the scope of Defendant Mr. Hartman’s business as CEO of other Hartman-entities. Alternatively, these representations were made with regard to transactions in which Defendant Mr. Hartman had a pecuniary interest.
114.Defendant Mr. Hartman supplied false information and/or made misrepresentations of existing fact for the guidance of Silver Star in its business.
115.Defendant Mr. Hartman knew these statements were false or, alternatively, did not use reasonable care in obtaining or communicating the information underlying these statements.
116.Silver Star justifiably relied on Mr. Hartman’s representations.
117.Defendant Mr. Hartman’s misrepresentations have proximately injured Silver Star in an amount to be determined at trial.

118.Plaintiff seeks damages within the jurisdictional limits of this Court.
119.Exemplary damages. Plaintiff’s injuries resulted from Defendants’ gross negligence, which entitles Plaintiff to exemplary damages under Texas Civil Practice & Remedies Code section 41.003(a).
Count VIII: Breach Of Fiduciary Duties – Allen Hartman
120.Silver Star re-alleges and incorporates by reference paragraphs 1-60 above.
121.At relevant times to this dispute, Defendant Mr. Hartman was the CEO, Chairman of the Board, and/or Director of Silver Star. In each of these roles, Mr. Hartman owed fiduciary duties of care and loyalty to Silver Star.
122.Upon information and belief, Mr. Hartman breached his fiduciary duties by using Silver Star’s resources to operate his family office, support his right-wing political and religious causes, and to raise money for additional funds to generates fees for other Hartman entities.
123.Mr. Hartman breached his fiduciary duties by diverting his attention to non-Silver Star tasks, responsibilities, and interests, including his religious and political endeavors, instead of his duties as CEO of Silver Star.
124.Mr. Hartman breached his fiduciary duties in self-dealing with other companies he owned or controlled. For example, Mr. Hartman breached his fiduciary duties of care and loyalty by engaging in self-dealing with other Hartman entities. Mr. Hartman failed to receive approval from the Silver Star Board before entering into a loan agreement with XXI. Mr. Hartman also failed to notify the Board of his conflict of interest between his status as CEO of both Silver Star and XXI before entering into the loan.

125.Upon information and belief, Mr. Hartman also breached his fiduciary duties to Silver Star by failing to timely provide material financial information to Silver Star’s auditors and by saying negative things about Silver Star to its investors.
126.Upon information and belief, Mr. Hartman also breached his fiduciary duties by engaging in material violations of orders issued by the Silver Star Board, including but not limited to failing to follow Board directives to refinance the $259M SPE Loan and board directives suspending indefinitely payment of dividends.
127.Mr. Hartman also breached his fiduciary duties of care and loyalty by placing lis pendens on the Lis Pendens Properties. While no longer CEO at the time, Mr. Hartman remained a director on Silver Star’s Board and thus owed continuing duties of care and loyalty.
128.Upon information and belief, Mr. Hartman also breached his fiduciary duties of care and loyalty by making false or misleading statements and/or omissions to stockholders regarding the value of Silver Star’s stock and compensation paid to Executive Committee members, statements that Silver Star believes to be false and misleading, and failing to file required SEC disclosures and filings. While no longer CEO at the time, Mr. Hartman remained a director on Silver Star’s Board and thus owed continuing duties of care and loyalty.
129.Upon information and belief, Mr. Hartman and his agents made these false or misleading statements and/or omissions to extract more value than he or his affiliates were entitled for their Silver Star shares to their benefit and the detriment of Silver Star and its shareholders.
130.These breaches, individually and together, proximately caused injury to Silver Star and its shareholders. Mr. Hartman benefitted from these breaches, individually and together, and/or received fees or other compensation from Silver Star.

Count IX: Breach Of Fiduciary Duty – Margaret Hartman
131.Silver Star re-alleges and incorporates by reference paragraphs 1-60 above.
132.Margaret Hartman was a de facto executive at Silver Star, and owed duties of care of loyalty to Silver Star.
133.Upon information and belief, Margaret Hartman breached her fiduciary duties by participating in the self-dealing schemes along with Mr. Hartman and his affiliates.
134.Upon information and belief, Margaret Hartman also breached her fiduciary duties by receiving approximately $2 million to lead equity raising activities that ultimately did not produce any meaningful return for Silver Star. Margaret Hartman knew that she lacked the experience for that role and those duties.
135.These breaches, individually and together, proximately caused injury to Silver Star and its shareholders. Margaret Hartman benefitted from these breaches, individually and together, and/or received fees or other compensation from Silver Star.
Count X: Civil Conspiracy to Breach Fiduciary Duty
136.Silver Star re-alleges and incorporates by reference paragraphs 1-60 and 120-135 above.
137.Defendants Allen and Lisa Hartman, individually and as Trustees for Hartman Trust, Margaret Hartman, XXI, XX Holdings, and others conspired together to breach Mr. Hartman’s and/or Margaret Hartman’s fiduciary duties to Silver Star by engaging in self-dealing with other Hartman entities.
138.These Defendants agreed on the objective and/or course of action to engage in self-dealing with other Hartman entities, in breach of Mr. Hartman’s and/or Margaret Hartman’s fiduciary duties to Silver Star.

139.Allen and Margaret Hartman made unlawful, overt acts towards this objective by signing a contract for $2 million for Margaret Hartman to engage in equity raising activities that, upon information and belief, ultimately raised no meaningful equity for Silver Star.
140.This has proximately damaged Silver Star in an amount to be determined at trial.
141.Additionally, Defendants Allen and Lisa Hartman, individually and as Trustees for Hartman Trust, Margaret Hartman, XXI, XX Holdings, and others conspired together to breach Mr. Hartman’s and/or Margaret Hartman’s fiduciary duties to Silver Star by improperly placing lis pendens on the Lis Pendens Properties.
142.These Defendants agreed on the objective and/or course of action to delay the sale of the Lis Pendens Properties and/or the refinancing of the $259M SPE Loan they secured.
143.By placing lis pendens on the properties, Mr. Hartman made unlawful, overt acts in support of the conspiracy.
144.Silver Star has been proximately damaged as result of the lis pendens actions in an amount to be determined at trial.
145.Upon information and belief, Defendants Allen and Lisa Hartman, individually and as Trustees for Hartman Trust, Margaret Hartman, XXI, and XX Holdings have conspired to cause to bring about the other breaches of fiduciary duty as described in Counts VIII-IX above.
Count XI: Breach of Contract – Executive Agreement
146.Silver Star re-alleges and incorporates by reference paragraphs 1-60 above.
147.The Executive Agreement between Silver Star and Mr. Hartman is a valid and enforceable contract.

148.Silver Star fully performed its obligations under the Executive Agreement or, alternatively, was excused from performing its contractual obligations by Mr. Hartman’s prior material breach.
149.Mr. Hartman breached the Executive Agreement by failing to uphold his duties to Silver Star outlined therein.
150.Silver Star has been proximately damaged by Mr. Hartman’s breach in an amount to be determined at trial.
Count XII: Breach of Contract – Separation Agreement
151.Silver Star re-alleges and incorporates by reference paragraphs 1-60 above.
152.The Separation Agreement between Silver Star and XXI is a valid and enforceable contract.
153.Silver Star fully performed its obligations under the Separation Agreement or, alternatively, was excused from performing its contractual obligations by XXI’s prior material breach.
154.XXI breached the Separation Agreement by suing to recover the debt that Section 6 of the Separation Agreement extinguished.
155.XXI also breached the Separation Agreement by failing to cooperate to affect an orderly transition to wholly separate XXI and Silver Star.
156.Silver Star has been proximately damaged by XXI’s breach in an amount to be determined at trial.
VI.     ATTORNEYS’ FEES
    Based on the foregoing violations of fiduciary duties, tortious interference, breaches of contracts, fraud, conspiracy and/or Statutory Fraud on Real Estate (Tex. Bus. & Com. Code §

27.01), Silver Star will seek to recover its fair and reasonable attorney’s fees incurred in the prosecution of this action.
    Further, Defendants’ wrongful actions during the lis pendens action and the Bankruptcy action proximately and naturally caused Plaintiff to incur attorneys fees to defend and prosecute each action at Plaintiff’s own expense, including the payment of reasonable and necessary attorney fees. Plaintiff is entitled to recover payment for the reasonable and necessary attorney fees and expenses incurred in each suit, in an amount to be proven at trial.
VII.    REQUEST FOR JURY
    Pursuant to the Texas Rules of Civil Procedure, Silver Star requests a trial by jury and tenders the appropriate fee with this petition.
VIII.    CONDITIONS PRECEDENT
    All conditions precedent to Plaintiff’s claim for relief have been performed or have occurred.
IX.     OBJECTION TO ASSOCIATE JUDGE
    Plaintiff objects to the referral of this case to an associate judge for hearing a trial on the merits or presiding at a jury trial.
X.    PRAYER FOR RELIEF
    WHEREFORE PREMISES CONSIDERED, Plaintiff Silver Star requests Defendants Allen and Lisa Hartman, individually and as Trustees for Hartman Trust, Margaret Hartman, XXI, and XX Holdings be cited to appear and answer, and that upon final trial Silver Star have judgment against Defendants, jointly and severally, for the following:
a.    All legal damages, including all actual damages and any out-of-pocket expense incurred by Plaintiff;

b. Exemplary damages;
c. Attorney’s fees;
d. Costs of court;
e. Pre-judgment interest at the highest rate allowed by contract or law;
f. Post-judgment interest on all of the foregoing at the highest prevailing legal rate allowed by law or contract from judgment until paid; and
g. Any and all other relief to which Plaintiff is justly entitled.

Dated: December 14, 2023    Respectfully submitted,

WINSTON & STRAWN LLP

/s/ Paula W. Hinton
Paula W. Hinton
Texas Bar No. 09710300
phinton@winston.com
Robine K. Morrison Grant
Texas Bar No. 24099736
rgrant@winston.com
800 Capitol Street, Suite 2400
Houston, Texas 77002
Tel. (713) 651-2600
Fax (713) 651-2700

Counsel for Plaintiff Silver Star Properties REIT, Inc.